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                           UNISOURCE WORLDWIDE, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                   EXHIBIT 21

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
Subsidiary                                   State of Incorporation
----------                                   ----------------------
Paper Corporation of North America           Delaware

Unisource Canada, Inc.                       Canada

Unisource Distribuidora, S.A. de C.V.        Mexico

Unisource Capital Corporation                Delaware

Portfolio Receivables, LLC                   Delaware

BRT, Inc.                                    Delaware
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